                                                                    EXHIBIT 4.1

                                                               [EXECUTION COPY]


                         SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT, dated as of December 16, 1999 (this "AMENDMENT"), to the Existing Credit Agreement (as defined below), is made among LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS") and the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or as defined by reference in, ARTICLE I) signatories hereto.


                                 W I T N E S S E T H:


     WHEREAS, the Borrowers, the U.S. Lenders, the Canadian Lenders, the U.S. Agent, the Canadian Agent, Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, are parties to a Credit Agreement, dated as of May 15, 1998 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT");

     WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement as set forth below and consent to the acquisition (the "GRANUTEC/STANLEY ACQUISITION") of the assets and properties relating to or used or held for use in connection with the business and operations of Granutec, Inc., a North Carolina corporation ("GRANUTEC"), and Stanley Pharmaceuticals Ltd., a British Columbia corporation ("STANLEY", together with Granutec, the "SELLERS"), and those assets and properties of Novopharm Limited, an Ontario corporation ("NOVOPHARM"), principally used as a part of the business and operations of the Sellers, for a purchase price of $50,000,000, subject to post-closing working capital adjustments, and the assumption of certain Indebtedness of Granutec in an amount not to exceed $7,100,000; and

     WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the "CREDIT AGREEMENT");

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                        PART I
                                     DEFINITIONS

     SUBPART 1.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

     "AMENDMENT" is defined in the PREAMBLE.

     "ASSET PURCHASE AGREEMENT" is defined in SUBPART 4.1.5.

     "BORROWERS" is defined in the PREAMBLE.

     "CANADIAN BORROWER" is defined in the PREAMBLE.

     "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

     "EQUITY ISSUANCE" means the issuance by LHPG of additional capital stock of at least $20,000,000 to finance, in part, the Purchase Price (as such term is defined in the Asset Purchase Agreement) of the Granutec/Stanley Acquisition.

     "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

     "GRANUTEC" is defined in the SECOND RECITAL.

     "GRANUTEC/STANLEY ACQUISITION" is defined in the SECOND RECITAL.

     "SECOND AMENDMENT" is defined in SUBPART 4.1.

     "SECOND AMENDMENT EFFECTIVE DATE" is defined in SUBPART 4.1.

     "SELLERS" is defined in the SECOND RECITAL.

     "STANLEY" is defined in the SECOND RECITAL.

     "U.S. BORROWER" is defined in the PREAMBLE.

     SUBPART 1.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                       PART II
                                  AMENDMENTS TO THE
                              EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with SUBPART 2.1; except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

     SUBPART 2.1. AMENDMENTS TO ARTICLE I. Article I of the Existing Credit Agreement is hereby amended as follows:

     SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

          "SECOND AMENDMENT" means the Second Amendment to the Credit Agreement, dated as of December 16, 1999, among the Borrowers and the Lenders party thereto.

          "SECOND AMENDMENT EFFECTIVE DATE" is defined in Section 4.1 of the Second Amendment.

     SUBPART 2.1.2. The pricing grids contained in Section 1.1 of the Existing Credit Agreement in the definition of "Applicable Margin" are hereby amended in their entirety to read as follows, with the Applicable Margin being subject to the terms of the Existing Credit Agreement for the period prior to the Second Amendment Effective Date and the changes to the Applicable Margin becoming effective on (and subsequent to) the Second Amendment Effective Date, notwithstanding any terms of the Credit Agreement to the contrary:

     (a)  for U.S. Revolving Loans:


                                         Applicable             Applicable
                                         Margin For             Margin For
                                         U.S. Base                 LIBO
      Leverage Ratio                     Rate Loans             Rate Loans
      --------------                    -----------             -----------
      Less than 3.0:1                      0.000%                 1.000%

      Greater than or equal to             0.125%                 1.125%
      3.0:1 and less than 3.5:1


                                         Applicable             Applicable
                                         Margin For             Margin For
                                         U.S. Base                 LIBO
      Leverage Ratio                     Rate Loans             Rate Loans
      --------------                    -----------             -----------
      Greater than or equal to             0.375%                 1.375%
      3.5:1 and less than 4.0:1

      Greater than or equal to             0.750%                 1.750%
      4.0:1 and less than 4.5:1

      Greater than or equal to             1.250%                 2.250%
      4.5:1 and less than 5.0:1

      Greater than or equal to             1.500%                 2.500%
      5.0:1


   (b)  for Term B Loans:

                                         Applicable             Applicable
                                         Margin For             Margin For
                                         U.S. Base                 LIBO
      Leverage Ratio                     Rate Loans             Rate Loans
      --------------                    -----------             -----------
      less than 5.0:1                      1.625%                 2.625%

      Greater than or equal to             2.125%                 3.125%
      5.0:1


     (c)  for Term C Loans:


                                         Applicable             Applicable
                                         Margin For             Margin For
                                         U.S. Base                 LIBO
      Leverage Ratio                     Rate Loans             Rate Loans
      --------------                    -----------             -----------
      less than 5.0:1                      1.750%                 2.750%

      Greater than or equal to             2.250%                 3.250%
      5.0:1



     (d)  for Term D Loans:


                                         Applicable             Applicable
                                         Margin For             Margin For
                                         U.S. Base                 LIBO
      Leverage Ratio                     Rate Loans             Rate Loans
      --------------                    -----------             -----------
      Less than 5.0:1                      1.750%                 2.750%



                                         Applicable             Applicable
                                         Margin For             Margin For
                                         U.S. Base                 LIBO
      Leverage Ratio                     Rate Loans             Rate Loans
      --------------                    -----------             -----------
      Greater than or equal to             2.250%                 3.250%
      5.0:1





     (e)  for Canadian Revolving Loans:


                                         Applicable
                                         Margin For              Applicable
                                       Canadian Prime            Canadian BA
      Leverage Ratio                     Rate Loans             Stamping Fee
      --------------                   --------------           -------------
      Less than 3.0:1                      0.000%                 1.000%

      Greater than or equal to             0.125%                 1.125%
      3.0:1 and less than 3.5:1

      Greater than or equal to             0.375%                 1.375%
      3.5:1 and less than 4.0:1

      Greater than or equal to             0.750%                 1.750%
      4.0:1 and less than 4.5:1

      Greater than or equal to             1.250%                 2.250%
      4.5:1 and less than 5.0:1

      Greater than or equal to             1.500%                 2.500%
      5.0:1


     (f)  for Canadian Term Loans:


                                         Applicable
                                         Margin For             Applicable
                                       Canadian Prime          Canadian BA
      Leverage Ratio                     Rate Loans            Stamping Fee
      --------------                   ---------------         -------------

      Less than 5.0:1                      1.625%                 2.625%

      Greater than or equal to             2.125%                 3.125%
      5.0:1



                                       PART III
                                        WAIVER

     SUBPART 3.1.   WAIVER.  By its signature below, each Lender hereby waives
(i) any

Default arising under Section 9.2.2 of the Credit Agreement as a result of the Granutec/Stanley Acquisition; (ii) any Default arising under clause (f) of Section 9.2.5 of the Credit Agreement (with respect only to the $35,000,000 limit on Permitted Acquisitions) as a result of the Granutec/Stanley Acquisition; (iii) the requirement that, concurrently with the receipt by Parent or LHPG of any Net Equity Proceeds received in connection with the Equity Issuance, an amount equal to 50% of such Net Equity Proceeds be applied as a mandatory prepayment of the Term Loans pursuant to clause (g) of Section 5.1.1 of the Credit Agreement; and (iv) any Default arising under Section 9.2.3 of the Credit Agreement as a result of the Granutec/Stanley Acquisition, PROVIDED, that any such Liens (A) attach solely to the specific assets acquired in connection with the Granutec/Stanley Acquisition, (B) were in existence prior to the date of the Granutec/Stanley Acquisition, and (C) were not created in anticipation of the Granutec/Stanley Acquisition.


                                       PART IV
                             CONDITIONS TO EFFECTIVENESS

     SUBPART 4.1. SECOND AMENDMENT EFFECTIVE DATE. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "SECOND AMENDMENT", as of the date first above written (the "SECOND AMENDMENT EFFECTIVE DATE") when all of the conditions set forth in this SUBPART 4.1 have been satisfied.

     SUBPART 4.1.1. EXECUTION OF COUNTERPARTS. The Agents shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of the Borrowers and the Required Lenders.

     SUBPART 4.1.2. COMPLIANCE CERTIFICATE. The Agents shall have received, with counterparts for each Lender, a pro-forma Compliance Certificate as of the Second Amendment Effective Date evidencing PRO FORMA compliance with the financial covenants set forth in SECTION 9.2.4 and as to such items therein as the Agents reasonably request, dated the Second Amendment Effective Date, duly executed (and with all schedules thereto duly completed) and delivered by an Authorized Officer of the U.S. Borrower.

     SUBPART 4.1.3. AMENDMENT FEE. The Agents shall have received, for the account of each Lender signatory hereto prior to or on the Second Amendment Effective Date (i) an amendment fee equal to .25% of each such Lender's Percentage of the Total Exposure Amount and (ii) all other fees, costs and expenses due and payable pursuant to Sections 12.3 of the Credit Agreement, if then invoiced.

     SUBPART 4.1.4.  LEGAL DETAILS, ETC.   All documents executed or submitted
pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agents and their counsel.

     SUBPART 4.1.5. CLOSING. The Agents shall have received written notice from the U.S. Borrower that the Closing contemplated by (and defined in) the Asset Purchase Agreement, dated as of October 7, 1999, among the Borrowers, the Sellers, Novopharm, Granutec Acquirco, Inc. and Granutec Holdings Corporation (the "ASSET PURCHASE AGREEMENT") has occurred.

                                        PART V
                                    MISCELLANEOUS

     SUBPART 5.1. CROSS-REFERENCES. References in this Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment.

     SUBPART 5.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

     SUBPART 5.3. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Each of the Borrowers represents and warrants on the Second Amendment Effective Date that all of the statements contained in clauses (a) through (c) of Section 7.2.1 of the Credit Agreement are true and correct.

     SUBPART 5.4. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 5.5. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 5.6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              LEINER HEALTH PRODUCTS INC.


                              By  /s/ Michael S. Yusko
                                  -------------------------
                                  Title: Treasurer


                              VITA HEALTH PRODUCTS INC.


                              By  /s/  Michael S. Yusko
                                  -------------------------
                                  Title: Treasurer


                              THE BANK OF NOVA SCOTIA, as U.S. Agent, Canadian Agent, a U.S. Lender and a Canadian Lender


                              By  /s/ Eric Knight
                                  -------------------------
                                  Title: Authorized Signatory

                              NORTHERN LIFE INSURANCE COMPANY
                              By: ING Capital Advisors, Inc.,
                                  as Investment Advisor


                              By  /s/ Helen Y. Rhee
                                  -------------------------
                                  Title: Vice President & Portfolio Manager

                              ARCHIMEDES FUNDING II, LTD.
                              By: ING Capital Advisors, Inc.,
                                  as Collateral Manager

                              By  /s/ Helen Y. Rhee
                                  -------------------------
                                  Title: Vice President & Portfolio Manager

                              ARCHIMEDES FUNDING III, LTD.
                              By: ING Capital Advisors, Inc.,
                                  as Collateral Manager


                              By  /s/ Helen Y. Rhee
                                  -------------------------
                                  Title: Vice President & Portfolio Manager

                              ING HIGH INCOME PRINCIPAL
                              PRESERVATION FUND HOLDINGS, LDC
                              By: ING Capital Advisors, Inc.,
                                  as Investment Advisor


                              By  /s/ Helen Y. Rhee
                                  -------------------------
                                  Title: Vice President & Portfolio Manager

                              SEQUILS-ING I (HBDGM), LTD.
                              By: ING Capital Advisors, Inc.,
                                  as Collateral Manager


                              By  /s/ Helen Y. Rhee
                                  -------------------------
                                  Title: Vice President & Portfolio Manager

                              SENIOR DEBT PORTFOLIO

                              By: Boston Management and Research,
                                  as Investment Advisor

                              By  /s/ Payson F. Swaffield
                                  -------------------------
                                  Title: Vice President

                              EATON VANCE SENIOR INCOME TRUST
                              By: Eaton Vance Management,
                                  as Investment Advisor

                              By  /s/ Payson F. Swaffield
                                  -------------------------
                                  Title: Vice President


                              EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
                              By: Eaton Vance Management,
                                  as Investment Advisor

                              By  /s/ Payson F. Swaffield
                                  -------------------------
                                  Title: Vice President

                              SOCIETE GENERALE

                              By  /s/ J. Staley Stewart
                                  -------------------------
                                  Title:  Director

                              BANK AUSTRIA CREDITANSTALT
                              CORPORATE FINANCE, INC.

                              By  /s/ Clifford L. Wells
                                  -------------------------
                                  Title: Vice President


                              By  /s/ William W. Hunter
                                  -------------------------
                                  Title: Vice President

                              CONTINENTAL ASSURANCE COMPANY
                              SEPARATE ACCOUNT (E)
                              By:  TCW Asset Management Company, as
                                  Attorney-in-Fact


                              By  /s/ Mark L. Gold
                                  -------------------------
                                  Title: Managing Director


                              By  /s/ Justin L. Driscoll
                                  -------------------------
                                  Title: Senior Vice President


                              SEQUILS I, LTD.
                              By:  TCW Advisors, Inc.,
                                   as its Collateral Manager


                              By  /s/ Mark L. Gold
                                  -------------------------
                                  Title: Managing Director


                              By  /s/ Justin L. Driscoll
                                  -------------------------
                                  Title: Senior Vice President


                              UNITED OF OMAHA LIFE
                              INSURANCE COMPANY
                              By:  TCW Asset Management Company,
                                   as its Investment Advisor


                              By  /s/ Mark L. Gold
                                  -------------------------
                                  Title: Managing Director


                              By  /s/ Justin L. Driscoll
                                  -------------------------
                                  Title: Senior Vice President

                              SOVEREIGN BANK


                              By  /s/ Stephen P. Kanarian
                                  -------------------------
                                  Title: Senior Vice President

                              KZH CRESCENT LLC


                              By  /s/ James J. Fevola
                                  -------------------------
                                  Title: Authorized Agent

                              KZH CRESCENT-2 LLC


                              By  /s/ James J. Fevola
                                  -------------------------
                                  Title: Authorized Agent

                              KZH CRESCENT-3 LLC


                              By  /s/ James J. Fevola
                                  -------------------------
                                  Title: Authorized Agent

                              KZH ING-2 LLC


                              By  /s/ James J. Fevola
                                  -------------------------
                                  Title: Authorized Agent

                              KZH III LLC


                              By  /s/ James J. Fevola
                                  -------------------------
                                  Title: Authorized Agent


                              KZH CNC LLC


                              By  /s/ James J. Fevola
                                  -------------------------
                                  Title: Authorized Agent

                              ALLSTATE LIFE INSURANCE COMPANY


                              By  /s/ Jerry D. Zinkula
                                  -------------------------
                                  Title: Authorized Signatory



                              By  /s/ Patricia W. Wilson
                                  -------------------------
                                  Title: Authorized Signatory

                              CERES FINANCE LTD.


                              By  /s/ David Dyer
                                  -------------------------
                                  Title: Director

                              UNION BANK OF CALIFORNIA, N.A.


                              By  /s/ Gina M. West
                                  -------------------------
                                  Title: Vice President

                              CITICORP U.S.A., INC.

                              By  /s/ Michael M. Leyland
                                  -------------------------
                                  Title: Vice President

                              IMPERIAL BANK, a California Banking
                                Corporation


                              By  /s/ Charles D. Wilmot
                                  -------------------------
                                  Title: Assistant Vice President

                              BANK OF AMERICA NT & SA


                              By  /s/ Andrea Anast Tunks
                                  -------------------------
                                  Title: Vice President Credit Products Officer

                              FLOATING RATE PORTFOLIO
                              By: INVESCO Senior Secured
                                  Management Inc., as attorney in fact


                              By  /s/ Gregory Stoeckle
                                  -------------------------
                                  Title: Authorized Signatory

                              LASALLE BANK N.A.

                              By  /s/ Susan Kaminski
                                  -------------------------
                                  Title: Vice President

                              COMERICA BANK

                              By  /s/ Emmanuel M. Skevofilax
                                  --------------------------
                                  Title: Vice President

                              MERRILL LYNCH CAPITAL CORPORATION


                              By  /s/ Carol J.E. Feely
                                  -------------------------
                                  Title: Vice President